SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 000-54816

LOT78, INC.

(Exact name of registrant as specified in its charter)

Nevada	2300	26-2940624
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

65 Alfred Road

Studio 209

London W2 5EU

Tel. 00447801480109

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.

112 North Curry Street

Carson City, NV 89703-4934

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (4)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	6,666,668 (2)	$0.15	$1,000,000	$128.80
Common stock, $0.001 par value per share	14,887,282 (3)	$0.15	$2,233,092	$287.62

(1)	Estimated in accordance with Rule 457(c) of the Securities Act, solely for the purposes of calculating the registration fee based upon the last sale reported on the Over the Counter Bulletin Board (“OTCBB”) of $0.0699 as of November 26, 2013.
(2)	Direct Public Offering. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 14,887,282 ordinary shares previously issued to the selling shareholders as named in the Resale Prospectus.
(3)	Selling Shareholders.
(4)	In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2013

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus regarding our offering of up to 6,666,668 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $1,000,000. The offering price is $0.15 per share for newly issued shares.

•	Resale Prospectus. A prospectus to be used for the resale by selling shareholders of up to 14,887,282 shares of the Registrant’s common stock (the “Resale Prospectus”). The offering price is a fixed price of $0.15 per share for shares being sold by current shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections;
•	they contain different Use of Proceeds sections;
•	a Selling Shareholders section is included in the Resale Prospectus;
•	they contain different Plan of Distribution sections;
•	the Dilution section is deleted from the Resale Prospectus;
•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

LOT78, INC.

65 Alfred Road

Studio 209

London W2 5EU

Tel. 00447801480109

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

6,666,668 shares of common stock

We are offering up to 6,666,668 shares of our common stock in a direct public offering with an offering price of $0.15 per share. This offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $1,000,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer our shares at a fixed price of $0.15 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Lot78, Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Lot78, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our common stock is currently quoted on the OTCBB under the symbol “LOTE.OB”. On November 26, 2013, the closing price of our common stock was $0.0699 per share.

This prospectus covers the primary public offering by the Company of 6,666,668 shares of common stock. The Company is concurrently conducting a resale offering for 14,887,282 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 15 BEFORE BUYING ANY SHARES OF LOT78, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Lot78, Inc.

The Company Overview

The Company was incorporated in the State of Nevada on June 27, 2008 under the name “Global Club, Inc.” The original business plan of the Company was to develop a wide range of loyalty programs based on a system of “Global Club points” awarded for purchases made in associated establishments. The Company was not successful in implementing its Global Club points business model on a large-scale basis, and pursued alternative business opportunities and potential acquisition partners. On March 14, 2011, the Company filed a Certificate of Amendment with the Secretary of State of Nevada changing the name of the Company to “Bold Energy, Inc.”

On November 12, 2012, the Company, then under the name Bold Energy, Inc., entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Anio Limited (“Anio Ltd.”), a limited liability company established under the laws of the United Kingdom, which conducts its primary line of business under the name Lot78, Inc. (“Lot78”), the shareholders of Anio Ltd. (the “Anio Ltd. Shareholders”), and the controlling stockholders of the Company (the “Bold Controlling Stockholders”). Pursuant to the Share Exchange Agreement, the Company acquired 11,510 (100%) shares of common stock of Anio Ltd. from the Anio Ltd. Shareholders (the “ Anio Ltd. Shares”) and in exchange issued 30,954,388 pre-split (54.26%) restricted shares of its common stock to the Anio Ltd. Shareholders (the “Bold Shares”). The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange Agreement (the “Closing”) occurred on February 4, 2013 (the “Closing Date”). As a result of the Share Exchange Agreement, Anio Ltd. became a wholly-owned subsidiary of the Company and the Company now carries on the business of Anio Ltd. as its primary business. Effective May 14, 2013, the Company changed its fiscal year end from July 31st to September 30th to align its fiscal year end with that of Anio Ltd.

The Company designs, markets, distributes, and sells apparel under the brand name "Lot78" to fashion-conscious consumers on four continents, including North America, Europe, Asia, and South America. We seek to be a trend setting leader in the design, marketing, distribution and sale of luxury street apparel. Our current collection is a full men’s and women’s contemporary ready-to-wear line which includes leather jackets, t-shirts, sweats, knitwear, accessories, jeans, chinos, and wool coats. We operate in three distinct but integrated segments: Wholesale, Consumer Direct and Core Services. Our Wholesale segment sells our products to industry-leading high-end global department stores, specialty retailers and boutiques; our Consumer Direct segment consists of e-commerce sales through our branded website located at www.lot78.com; and our Core Services segment provides product design, distribution, marketing and other overhead resources to the other segments.

Since our inception in 2008, we have developed a recognizable brand, expanded our product offerings, and initiated a growth strategy to expand both our Wholesale and Consumer Direct segment sales. A close and influential network of global contract manufacturers have greatly aided the expansion of the Lot78 collection, which started with four men’s leather jackets and developed to become a full men’s and women’s ready-to-wear fashion and apparel line. We utilize contract manufacturers located in Italy for the manufacture of our products. The majority of our production is based in the Venetian region of Italy, whose legacy befits our aesthetic heritage and focus on luxurious quality and innovative style. All garments are sourced, designed and manufactured by people with unique strengths, skills, and craftsmanship to create premium quality and reliable products that are in high demand with our targeted affluent demographics. We seek to continue to build our brand recognition that is characterized by unique style, timelessness, utility, and quality, as opposed to merely following prevailing fads or trends that do not have the same degree of potential growth or longevity over time.

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SUMMARY OF THIS OFFERING

The Issuer	Lot78, Inc.

Securities being offered	Up to 6,666,668 shares of Common Stock is being offered for sale by the Company, this represents approximately 2.81% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.15

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 237,570,283 shares of Common Stock issued and outstanding as of November 26, 2013.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $56,920.

Net Proceeds to the Company

The Company is offering a maximum of 6,666,668 shares of Common Stock, $0.001 par value at an offering price of $0.15 per Share for net proceeds to the Company of $1,000,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, operating expenses, and working capital. Our business plan includes opening standalone stores in the UK and US.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

OTCBB Trading Symbol	Our common stock is currently quoted on the OTCBB under the symbol “LOTE.OB”.

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RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.15022 in net tangible book value per share from the price you paid.

As a result of the concurrent offering by the Company and by Selling Shareholders, we may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and Selling Shareholders will be offering shares of the Company’s common stock at the same time. The sale of shares by the Selling Shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders could impair our ability to raise capital through the sale of additional equity securities.

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RISKS RELATED TO OUR BUSINESS

We have not been profitable in our operations and may never achieve profitability required to sustain our operations.

For the three months ended June 30, 2013, our net revenue was $92,591, however, after deducting the cost of goods sold of $69,082 and total expenses of $178,096, and adding foreign currency translation adjustments of $20,133, our comprehensive loss is $134,454, compared to the a comprehensive loss of $48,502 for the three months ended June 30, 2012. In the foreseeable future, we expect to continue to incur significant operating losses and to not be profitable. No assurance can be given that we can ever achieve profitability. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our current cash holdings are insufficient to meet our cash requirements. Accordingly, we will need to raise additional capital to continue our business and if we are unable to do so, we will be forced to delay, reduce or cease our operations.

Our current cash and cash equivalents are insufficient to meet our anticipated cash requirements. At June 30, 2013, we had $949 in cash, accordingly, we will need to raise additional capital through this offering or through other equity financing to sustain our business operations. We cannot be certain that we will be able to raise sufficient capital through this offering or through other financing or that our actual cash requirements will not be greater than anticipated. Further, financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through this offering or through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we are unable to obtain financing on terms favorable to us, or at all, we will be unable to continue operations.

Our current liabilities exceed our current assets by a substantial amount. We can provide no assurance that we will be able to obtain additional financing to repay these liabilities and we may be forced to cease all operations.

As of June 30, 2013, our current liabilities are $1,182,472 and our current assets are $128,540, resulting in a net capital deficiency of $1,053,932. Our current liabilities include $316,746 in accounts payable and accrued liabilities, $110,637 in a revolving credit facility, $431,427 in short term debt, and $323,662 due to shareholders. We expect to continue to incur significant liabilities in the operation of our business. We require additional funds in order for us to sustain our current operations and to repay these liabilities. However, we can provide no assurance that we will be able to obtain additional financing to continue our operations or to reduce our operating expenses enough to meet our existing obligations. As a result, we could be required to cease all operations, liquidate our assets, and seek bankruptcy protection or other alternatives.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. For the nine months ended June 30, 2013, our comprehensive loss from operations was $373,406 and we have an accumulated deficit of $1,852,731. The “going concern” opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, our ability to continue our operations will be significantly impaired. As a result we may have to liquidate our business and investors may lose their investments. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

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Our recent sales have declined as a result of a variety of factors, which may result in volatility of our stock price.

We earned revenues of $92,591 for the three months ended June 30, 2013 compared to revenues of $60,289 for the three months ended June 30, 2012. For the nine month period ended June 30, 2013 we earned revenues of $302,045 compared to $347,270 for the corresponding period in 2012. The increase in revenues for the period ended June 30, 2013 can be attributed to an early order from Net-a-Porter for our 2013 autumn/winter collection. Decreased revenues in the nine month period ended June 30, 2013 can be attributed to the difference in the timing of deliveries for the autumn/winter 2012 and 2011 seasons. The Company is reliant on our suppliers to manufacture goods so that we can deliver products to our wholesale customers each season. As there were delays in the production of the autumn/winter 2011 season, the revenue related to that season’s deliveries were recorded during the quarter ended December 31, 2011. The autumn/winter 2012 season, however, was produced and delivered during the quarter ended September 30, 2012. As such, the timing difference caused by the production and delivery of the autumn/winter 2012 and 2011 seasons caused the decrease in revenue in the nine month period ended June 30, 2013 compared to the same period from the prior year. As a result of these specific and other general factors, our operating results will likely continue to vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year. Any shortfall in sales from levels expected by securities analysts and investors could cause a decrease in the trading price of our common stock.

We depend on a few major customers for our product revenue, accordingly, the loss of one or more of them could cause a significant decrease in our revenue.

A significant portion of our revenue has resulted from sales to a limited number of customers. During the nine month period ended June 30, 2013, sales to Net-a-Porter represented 69% of our gross sales. During the nine month period ended June 30, 2012, sales to Net-a-Porter accounted for 59% of our gross sales. In the near future, we expect to continue to depend upon a limited number of customers for a substantial portion of our revenue.  The loss of a major customer or the reduction, delay or cancellation of orders from one or more of our major customers could cause our revenue to decline and our losses to increase.  Because we currently depend on a limited number of customers, our revenue from quarter to quarter or year to year may be volatile.  Adverse changes in our revenue or operating results as a result of changes in the number of or volume of sales to major customers could substantially reduce the trading price of our common stock.

If we are able to increase our business operations, we may not be able to effectively manage future growth, which may have a material adverse effect on our future operating results.

We anticipate that our future growth, if any, will depend upon various factors, including the strength of our brand image, the market success of our current and future products, the success of our growth strategies, competitive conditions and our ability to manage our future growth. Future growth may place a significant strain on our management and operations. Further, our operational, administrative, financial and legal procedures and controls would need to be expanded. As a result, we may need to train and manage an increasing number of employees, which could distract our management team from our business. Our future success will depend substantially on the ability of our management team to manage growth. If we are unable to anticipate or manage our future growth effectively, our future operating results could be adversely affected.

We may be unsuccessful in implementing our planned international expansion, which could impair the value of our brand, harm our business and negatively affect our results of operations.

Our growth strategy is dependent in part on our ability to open and operate branded retail stores. By 2015, we plan to open a branded retail store in London. As we expand, we may incur significant costs relating to starting up, maintaining and expanding foreign operations. Costs may include, but are not limited to, obtaining prime locations for stores, setting up foreign offices and hiring personnel. We may be unable to open and operate stores successfully and our growth may be limited, unless we are able to:

• identify desirable markets and sites for store locations;

• negotiate acceptable lease terms;

• efficiently build and equip stores;

• hire, train and retain competent store personnel;

• manage inventory effectively to meet the needs of the stores on a timely basis;

• successfully integrate stores into our existing operations;

• manage foreign currency risk effectively;

• satisfy the fashion preferences of customers in new geographic areas; and

• achieve acceptable operating margins from the stores.

We cannot be sure that we can successfully open stores or that our stores will be profitable. Additionally, our expansion may place increased demands on our operational, managerial and administrative resources and these increased demands may cause the Company to operate its business less efficiently.

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Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our manufacturers for some of our products prior to the time we receive all of our customers' orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay product shipments, negatively impact key relationships with our customers, and diminish brand loyalty.

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source our products from international manufacturers. As a result, we must locate and secure production that meets our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

We rely on third-party suppliers who provide fabrics to our manufacturers to create our products. We have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials used to create our products and instead rely on third-party suppliers to supply the materials to our manufacturers. We have no material long-term contracts with these suppliers, and we compete with other companies for fabrics, raw materials, and production. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional supplies of fabrics or raw materials on terms that are acceptable to us, or at all, or we may be unable to locate any supplier with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruptions or increased costs in the supply of fabrics for our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Our business is subject to risks associated with manufacturing overseas.

All of our products are manufactured overseas. Our ability to import products in a timely and cost-effective manner may be affected by conditions at ports or issues that otherwise affect transportation, such as port and shipping capacity, labor disputes and work stoppages, political unrest, severe weather, or security concerns. These issues could delay importation of products or require us to locate alternative ports to avoid disruption to our customers. These alternatives may not be available on short notice, if at all, or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Further, our imported products are subject to customs laws, which impose tariffs, as well as import quota restrictions on apparel. While importation of goods from foreign countries from which we buy our products may be subject to embargoes if shipments exceed quota limits, we currently are not restricted by quotas in the operation of our business. However, we have no guarantee that regulations on imported goods will not materially change or that our business will not be adversely affected by duties, tariffs or embargoes in the future.

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Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, harm the value of our trademarks, damage our reputation or expose us to potential liability for their wrongdoings.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

The loss of our Chief Executive Officer or other key personnel would have an adverse impact on our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our Founder and Chief Executive Officer, Oliver Amhurst, and other key personnel. In addition to his executive officer functions, Mr. Amhurst heads our design team, marketing, and several other aspects of our business operations and his leadership has been instrumental to our business. The death or disability of Mr. Amhurst, temporary or permanent loss of his services, or any negative market or industry perception with respect to him, could have a material adverse effect on our business. Mr. Asgherali Gulamhussein, our Chief Financial Officer and a Director of the Company, as well as our other employees have also made significant contributions to the Company. The unexpected loss of services of one or more of these individuals could also have a material adverse effect on us. We do not maintain "key man" insurance with respect to Mr. Amhurst, Mr. Gulamhussein or any of our other key personnel, and any of them may leave us at any time, which could severely disrupt our business and future operating results.

Our officers and directors may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against them under United States Securities Laws.

Our officers and directors, Mr. Oliver Amhurst and Mr. Asgherali Gulamhussein, are residents of Great Britain. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon them, to bring suit against them in the United States or to enforce in the United States courts any judgment obtained there against them predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that British courts will either enforce judgments of United States courts obtained in actions against them predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against them upon the United States federal securities laws or any such state securities or “blue sky” laws.

Our President, Chief Executive Officer, and a Director of the Company, Oliver Amhurst, beneficially owns a large percentage of our common stock and may be able to exert significant influence and control over us and may make decisions that do not always coincide with the interests of other stockholders.

As of the date of this prospectus, our President, Chief Executive Officer and a Director of the Company, Mr. Oliver Amhurst, beneficially owns approximately 30.442 percent (30.442%) of our common stock and is our largest stockholder. As a result, Mr. Amhurst is in a position to exert significant control over us and has the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of our assets, an increase in the number of shares authorized for issuance under stock option plans, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

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Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our success depends on the continued protection of our trademarks.

Our trademarks are important to our success and competitive position, and the loss of or inability to enforce our trademarks could harm our business. We have devoted and will continue to devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. Despite any precautions we may take to protect our trademarks, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our trademarks or determine the extent of any unauthorized use, particularly in those foreign countries where the laws do not protect proprietary rights as fully as in the United States or United Kingdom. Our efforts to establish and protect our trademarks may not be adequate to prevent imitation or counterfeiting of our products by others or to prevent others from seeking to block sales of our products for violating their trademarks. Unauthorized copying of our products or unauthorized use of our trademarks may decrease sales of our products and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Also, we cannot assure you that others will not assert rights in, or ownership of, our trademarks, that our trademarks would be upheld if challenged or that we would, in that event, not be prevented from using our trademarks, any of which could have a material adverse effect on our financial condition and results of operations. Further, we could incur substantial costs in legal actions relating to our use of our trademarks or the use of our trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

☐	competition;

☐	additions or departures of key personnel;

☐	the Company’s ability to execute its growth strategies;

☐	operating results that fall below expectations;

☐	loss of any strategic relationship;

☐	industry developments;

☐	economic and other external factors; and

☐	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

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We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 350,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

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DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. Lot78, Inc. expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, Lot78, Inc. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		25% of Shares Sold		10% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Offering Proceeds	1,000,000	100.00	500,000	100.00	250,000	100.00	100,000	100.00
Offering Expenses
Legal Fees and Expenses	40,000	4.00	40,000	8.00	40,000	16.00	40,000	40.00
Audit Fees and Expenses(1)	15,000	1.50	15,000	3.00	15,000	6.00	15,000	15.00
SEC Registration Fee	416.42	0.04	416.42	0.09	416.42	0.17	416.42	0.42
Transfer Agent & Registration Fees & Expenses	500	0.05	500	0.10	500	0.20	500	0.50
Miscellaneous Expenses	1,000	0.10	1,000	0.20	1,000	0.40	1,000	1.00
Total Offering Expenses	56,920*	5.69	56,920*	11.39	56,920*	22.77	56,920*	56.92

Net Proceeds from Offering	943,080	94.31	443,080	88.61	193,080	77.23	43,080	43.08

Use of Net Proceeds
Legal and Accounting Fees	60,000	6.00	30,000	6.00	15,000	6.00	6,000	6.00
Business Development	130,000	13.00	65,000	13.00	32,500	13.00	13,000	13.00
Marketing and Advertising	145,000	14.50	72,500	14.50	36,250	14.50	14,500	14.50
Working Capital	525,080	52.51	234,080	46.81	88,580	35.43	1,280	1.28
Notes payable and related party transactions	83,000	8.30	41,500	8.30	20,750	8.30	8,300	8.30
Total Use of Net Proceeds	943,080	94.31	443,080	88.61	193,080	77.23	43,080	43.08

Total Use of Proceeds	1,000,000	100.00	500,000	100.00	250,000	100.00	100,000	100.00

*Notes: Offering expenses have been rounded to $57,000.

(1) Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees.  If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

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We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our directors have determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. If we are able to sell only 50%, 25% or 10% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 12-18 months, 6-9 months, or 0-3 months, respectively.

If the Company is able to raise fifty percent (50%) of the maximum amount of funds available under this offering, we intend to use such funds to continue with our business strategy and plan of operations as stated in detail on page 32 of this document. In summary, our future plans include but are not limited to, opening flagship stores in London and the US, exposing the Lot78 brand further by increased involvement in the Paris/London and Milan trade shows and also enhance our e-commerce business by introducing more products and holding more stock.

In this instance, we estimate that we would spend up to $75,000 on business development and up to $72,500 on marketing and advertising. However, if we raise nominal amounts under the offering (25% or less of the offered shares), we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Lot78, Inc. has issued and outstanding as of the date of this prospectus 237,570,283 shares of Common Stock. The Company is registering an additional 6,666,668 shares of its Common Stock for sale at the price of $0.15 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither, Mr. Amhurst or Mr. Gulamhussein are now, nor have been within the past 12 months, a broker or dealer, and they are not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, both Messrs. Amhurst and Gulamhussein will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, unless extended by our Board of Directors for an additional 90 days

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a subscription agreement;

2.	deliver a check or certified funds to us for acceptance or rejection; and

3.	pay cash by wire transfer of immediately available funds directly to the Company:

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Lot78, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 237,403,616 shares of Common Stock outstanding as of June 30, 2013. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.15 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 6,666,668 shares offered by the Company hereunder, at an Offering Price of $0.15 per share the pro forma net tangible book value of the Company at June 30, 2013, would have been $(0.00022) per share, representing an immediate increase in tangible book value of $0.00422 per share to existing shareholders and an immediate dilution of $0.15022 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	6,666,668 Shares (100%)	3,333,334 Shares (50%)	1,666,667 Shares (25%)	666,667 Shares (10%)
Offering price per share	$0.15	0.15	0.15	0.15
Net tangible book value per share before Offering	$(0.00444)	(0.00444)	(0.00444)	(0.00444)
Increase per share attributable to new investors	$0.00422	0.00214	0.00108	0.00043
Pro forma net tangible book value per share after Offering	$(0.00022)	(0.00230)	(0.00336)	(0.00401)
Dilution per share to new investors	$0.15022	0.15230	0.15336	0.15401

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DESCRIPTION OF PROPERTY

Our executive offices are located at 65 Alfred Road, Studio 209, London W2 5EU. We currently rent this space for approximately $1,500 USD a month.  Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue three hundred fifty million (350,000,000) shares of common stock, par value $0.001.

Preferred Stock

Our Articles of Incorporation authorize us to issue ten million (10,000,000) shares of preferred stock, par value $0.001. The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of preferred stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

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INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF LOT78, INC. AND ANIO LTD. AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

General

The Company was incorporated in the State of Nevada on June 27, 2008 under the name “Global Club, Inc.” The original business plan of the Company was to develop a wide range of loyalty programs based on a system of “Global Club points” awarded for purchases made in associated establishments. The Company was not successful in implementing its Global Club points business model on a large-scale basis, and pursued alternative business opportunities and potential acquisition partners. On March 14, 2011, the Company filed a Certificate of Amendment with the Secretary of State of Nevada changing the name of the Company to “Bold Energy, Inc.”

On November 12, 2012, the Company, then under the name Bold Energy, Inc., entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Anio Limited (“Anio Ltd.”), a limited liability company established under the laws of the United Kingdom, which conducts its primary line of business under the name Lot78, Inc., the shareholders of Anio Ltd. (the “Anio Ltd. Shareholders”), and the controlling stockholders of the Company (the “Bold Controlling Stockholders”). Pursuant to the Share Exchange Agreement, the Company acquired 11,510 (100%) shares of common stock of Anio Ltd. from the Anio Ltd. Shareholders (the “ Anio Ltd. Shares”) and in exchange issued 30,954,388 pre-split (54.26%) restricted shares of its common stock to the Anio Ltd. Shareholders (the “Bold Shares”). The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange Agreement (the “Closing”) occurred on February 4, 2013 (the “Closing Date”). As a result of the Share Exchange Agreement, Anio Ltd. became a wholly-owned subsidiary of the Company and the Company now carries on the business of Anio Ltd. as its primary business. Effective May 14, 2013, the Company changed its fiscal year end from July 31st to September 30th to align its fiscal year end with that of Anio Ltd.

The Company designs, markets, distributes, and sells apparel under the brand name "Lot78" to fashion-conscious consumers on four continents, including North America, Europe, Asia, and South America. We seek to be a trend setting leader in the design, marketing, distribution and sale of luxury street apparel. Our current collection is a full men’s and women’s contemporary ready-to-wear line which includes leather jackets, t-shirts, sweats, knitwear, accessories, jeans, chinos, and wool coats. We operate in three distinct but integrated segments: Wholesale, Consumer Direct and Core Services. Our Wholesale segment sells our products to industry-leading high-end global department stores, specialty retailers and boutiques; our Consumer Direct segment consists of e-commerce sales through our branded website located at www.lot78.com; and our Core Services segment provides product design, distribution, marketing and other overhead resources to the other segments.

Since our inception in 2008, we have developed a recognizable brand, expanded our product offerings, and initiated a growth strategy to expand both our Wholesale and Consumer Direct segment sales. A close and influential network of global contract manufacturers have greatly aided the expansion of the Lot78 collection, which started with four men’s leather jackets and developed to become a full men’s and women’s ready-to-wear fashion and apparel line. We utilize contract manufacturers located in Italy for the manufacture of our products. The majority of our production is based in the Venetian region of Italy, whose legacy befits our aesthetic heritage and focus on luxurious quality and innovative style. All garments are sourced, designed and manufactured by people with unique strengths, skills, and craftsmanship to create premium quality and reliable products that are in high demand with our targeted affluent demographics. We seek to continue to build our brand recognition that is characterized by unique style, timelessness, utility, and quality, as opposed to merely following prevailing fads or trends that do not have the same degree of potential growth or longevity over time.

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Our Brand and Products

Since 2008, the Lot78 brand has developed an androgynous, contemporary image, which can aptly be described as “refined grunge”: a marriage of luxury and urbanity. We believe that the strength of the Lot78 brand name and image is derived from our emphasis on combining the brand’s London-based roots with its Italian-inspired construction. Our dedication to quality, utilization of Italian production and craftsmanship processes, and mastery of London-based urban and street-wear cultural imagery have combined to infuse our fashion and apparel collection with a unique and avant-guard take on contemporary fashion. We seek to be an innovator in premium lifestyle branding. Our fashion perspective is significantly influenced by our Founder, Mr. Oliver Amhurst, who is an influential figure in the fashion industry and has been at the forefront of style for more than a decade.

We currently offer a full collection of men’s and women’s ready-to-wear garments that we design, market, distribute and sell under the Lot78 brand. Our current men’s and women’s products include leather jackets, t-shirts, sweats, knitwear, accessories, jeans, chinos, and wool coats. Lot78 products often sell in the range of £55 to £900 (approximately $87 to $1,417 USD) per item at retail and occasionally we offer specialty items at higher prices. Our products are sold globally through upscale retailers, boutiques and specialty stores, our branded website located at www.lot78.com, and additional web retailers, such as Net-A-Porter.com, MrPorter.com, Shopbop.com and Barneys.com. We intend to continually diversify our product offerings and designs as part of our seasonal collections. We introduce new collections twice a year during the spring/summer and autumn/winter seasons.

Wholesale Segment

Our Wholesale segment sells our products to leading high-end global department stores, specialty retailers and boutiques that have the image and merchandising capability that we demand for the effective presentation of our products. Our products are stocked in Barneys, Harrod’s, Bloomingdales and Net-A-Porter, and in various specialty and boutique stores throughout the world. We have not entered into any contracts with any of these retailers. Sales are made when these retailers visit Lot78 each season to view our collection and place their orders. The orders are then sent to the manufacturer. Our Wholesale segment accounted for approximately 80% of our total gross sales in 2011. Two of our six employees work in the Wholesale Segment.

Consumer Direct Segment

Our Consumer Direct segment sells our products from our e-commerce site, www.lot78.com, and previously through our London store, 125 Ledbury Road, which closed on March 31, 2012. We accept and fill all customer orders received through our website internally. We plan to grow our Consumer Direct segment sales by opening two Lot78 branded retail stores in London by 2015 and 2016 and one branded retail store in New York by 2018. Our Consumer Direct segment accounted for approximately 20% of our gross sales in 2011. Two of our six employees work in the Consumer Direct Segment.

Core Services Segment

The Core Services segment provides product design, distribution, marketing, e-commerce and other overhead resources to the Wholesale and Consumer Direct segments. Four of our six employees work in the Core Services Segment.

Design and Product Development

Three of our six employees are part of our design team, which is led by Mr. Amhurst. Our design team is responsible for the design and development of our products. We do not currently have a formal research and development effort but our design team plans to continue to develop new merchandise styles for each seasonal collection. The development of our products from concept through manufacturing is engineered to be not only fashionable but durable as well.

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Manufacturing

We outsource all of our manufacturing to third parties on an order-by-order basis. Currently, we have contract manufacturers in Italy, These contractors sew and finish Lot78 products to exacting design specifications. We believe we can meet our current production needs using these and other available contract manufacturers. Our Management oversees the manufacturing and quality control of our products by visiting the manufacturer factories or by having representatives from the manufacturers visit Lot78. Our Management also researches and develops new sources of supply for the materials used in the manufacturing of our products.

Sources and Availability of Raw Materials

The fabrics used in our products are sourced from fabric manufacturers located in Italy, Although we do not currently have any long-term agreements in place for the supply of our fabrics, threads or other components, such high quality fabrics are currently readily available from a number of suppliers, including mills located both in the United States and abroad.

Quality Control

Our quality control program ensures that products meet our high quality standards. A consultant to Lot78, who lives in Italy, monitors the quality of the fabrics used by our contract manufacturers prior to the production of garments and inspects prototypes of each product before production commences. Final random inspections of our products occur when our products are received in our distribution center. We believe that our quality control policy is integral in maintaining the quality, consistency and reputation of our products.

Distribution

Our distribution channels are showrooms we sign up in relevant territories such as the Archetype in New York, which represents our brand in North America and FourMarketing in Europe, Asia and the Middle East. We intend to expand globally through new and established distribution channels including wholesale, retail, e-commerce, concessions, and franchise and licensing agreements to further expand global brand exposure and new opportunities to increase sales revenue.

Marketing

We market our products to domestic and international wholesale customers by participating in industry trade shows around the world and by displaying our collections in various showrooms. Wholesale customers can be found in four continents and include specialty stores, major department stores, and off-price retailers. Our products are sold in the United States and in several other countries in leading, high-end premium stores, including Barneys, Harrod’s, and Bloomingdales, and in various boutique and specialty stores. We also sell our products through our branded website, www.lot78.com, and additional web retailers, such as Net-A-Porter.com, MrPorter.com, Shopbop.com and Barneys.com.

Our marketing and public relations strategy is designed to communicate the signature design aesthetic and lifestyle of our brand. Our unique, "refined grunge" style was created by our founder Mr. Oliver Amhurst. Our marketing is done in house by Mr. Amhurst and another employee of the Company and through our PR agency FourMarketing. Mr. Amhurst oversees every aspect of our marketing, which allows us to set the tone for integrity, consistency and direction of the Lot78 brand image worldwide.

Our marketing consists of a variety of channels including: national and international print advertising, strategic outdoor advertising, in-store advertising, digital advertising, guerilla marketing, involvement in the art community, social media and philanthropic acts. We are also actively involved in publications and blogs with global exposure in the world’s most reputable fashion publications, such as Vogue, WWD, Tatler and Nottingchic.com, due to our key relationships with influential writers, bloggers and fashion figures. This mix of media and channels is designed to support the brand's growth across diverse consumer groups and markets. In addition, the brand strategically cultivates and enjoys a strong and loyal celebrity following. These unpaid celebrity endorsements have been, and continue to be, highly effective in expanding our brand awareness and affinity.

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Dependence on One or a Few Major Customers

We are highly dependent upon one or a few major customers. During the period ended June 30, 2013, Net-a-Porter represented 69% of our gross sales. During the period ended June 30, 2012, Net-a-Porter accounted for 59% of our gross sales. We have not entered into any specific long-term agreements with Net-a-Porter for the sale of our products. Net-a-Porter, as well as several of our other customers, purchase our products by submitting a Purchase Order to us. Upon delivery of our products, we provide an Order Confirmation to the customer, along with our general Supply Terms & Conditions. A copy of our general Supply Terms & Conditions was filed on July 19, 2013 as Exhibit 10.01 to our Current Report on Form 8-K and is incorporated herein by reference.

Our Wholesale segment sells our products to various global department stores, specialty retailers and boutiques including Barneys, Harrod’s, Bloomingdales, and Net-A-Porter. In total, we now have 20 stores that make up our Wholesale business.

Our Consumer Direct segment sells our products from our branded website, www.lot78.com. Customers of our website include the general public from around the world.

Business Strategy

Over the next five years, our growth strategy will focus on the following five key areas:

☐	Increase Global Wholesale Sales

Our distribution channels are showrooms we sign up in relevant territories such as the Archetype in New York, which represents our brand in North America and FourMarketing in Europe, Asia and the Middle East. We aim to expand our Wholesale segment by employing three key showrooms at global trade shows that we participate in, with the intention of further penetrating the Asian, European and American markets. The trade show circuit operates in conjunction with the global fashion weeks (Milan, Paris, London and New York). We believe that increased involvement in trade shows will enable us to further expose the Lot78 brand, explore a larger sales field and develop new relationships with retailers, which will potentially lead to increased revenues and greater brand awareness.

☐	Invest in Online Development and E-commerce Activity

We currently offer a globally accessible transactional website, www.lot78.com, which allows anyone with Internet access to purchase our products online. We are currently working with a website developer to make key operational advances to our website such as development of user-friendly operations and layout improvements. Further, we intend to present a greater number of products on our website and expand into further marketing techniques such as affiliate marketing and advertisement opportunities.

☐	Establish Stores and Seek Franchise Partnership Opportunities

We plan to launch the first branded Lot78 retail store in 2015 in London to engage a new consumer base. We feel that the introduction of our own stores will allow for stronger brand positioning and increased exposure. We intend to open two additional branded retail stores in London and New York in 2016 and 2018, respectively, to expose the brand to the impressive buying opportunity of the American and UK markets.

We will also seek joint licensing agreements with key global partners through expansion into new categories such as fragrances, footwear and accessories, with a focus on retaining the key elements of the brand’s identity.

☐	Diversify and Expand our Product Portfolio

We will continue to expand and strengthen our current product portfolio while exploring opportunities to diversify into new product categories within a ready-to-wear line. We believe that diversification engages new consumer interest and enables the brand to benefit from a proactive and developing brand image while stimulating revenue from increased buyer interest and awareness of the brand. Furthermore, we anticipate that expansion of our collection will enable wholesale activity to flourish as well as increased online sales.

☐	Expand our Team

Our team currently includes six employees with varied skills and backgrounds who engage in overlapping roles and responsibilities for different segments of our business. In the next five years, we aim to increase the number of direct in-house employees to fifteen people. Further, we intend to allocate a specific area(s) of our business strategy to a specific employee or employees and will focus on developing that employee’s skills in that area of responsibility. Such areas of responsibility will include sales, website and social media, design and production, marketing, public relations, administration, finance and product development. The expansion of our team will allow for focused development of all areas of our business.

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Seasonality of Business

90% of our business works on a seasonal basis. We achieve our highest sales twice a year from our Autumn/Winter collection, which we receive monies from in July and August, and our Spring/Summer collection, which we receive monies from in January and February. The remaining 10% of our sales are non-seasonal and come in weekly from our e-commerce website, which presently is a growing part of our business.

Research and Development Activities

During the past two years, approximately £100,000 ($151,080 USD) has been spent on research and development. Our research and development activities focused on several different aspects of the business such as salaries to our designer and consultant in Italy, business trips to our manufacturers, attending fabric fairs, marketing, etc.

Trademarks

The “Lot78” brand is trademarked worldwide. Generally, our trademarks remain valid and enforceable so long as we continue to use the marks in commerce and the required registration renewals are filed. We consider our trademarks to be valuable assets in the marketing of our products and seek to protect them from infringement worldwide.

Government Regulation on the Business

Our business operations are subject to several international and domestic laws including labor and employment laws, laws governing advertising and promotions, privacy laws, safety regulations, import/export restrictions, consumer protection regulations that govern product standards and labeling, and several other regulations. We believe that we are currently in material compliance with all such applicable laws.

All of our products are manufactured outside of the United Kingdom. These products are imported and are subject to customs laws, which impose tariffs as well as import quota restrictions for apparel. While importation of goods from foreign countries from which we buy our products may be subject to embargo if shipments exceed quota limits, we currently are not restricted by quotas in the operation of our business. In addition, custom duties and tariffs do not comprise a material portion of the cost of our products.

Our e-commerce website and online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, data protection, and commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, etc. apply to the Internet.  Nonetheless, laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and much more.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, which may impose additional burdens on companies conducting business online.  Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.  We believe that we are currently in material compliance with all such applicable laws.

We are also subject to environmental laws and regulations, including restrictions on the use of certain materials in our products. We have not and do not expect to incur any significant expenses to comply with any regulations governing the discharge of hazardous materials or other environment protection measures.

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Competition

The retail apparel industry is highly competitive. We compete with numerous designers and manufacturers of apparel and accessories, domestic and international, including Rag & Bone, Alexander Wang, and Acne Jeans. Some of our competitors may be significantly larger, have substantially greater resources and may be able to adapt to changes in consumer preferences or retail requirements more quickly, devote greater resources to the building and sustaining of their brand identity and the marketing and sale of their products, or adopt more aggressive pricing policies than we can. As a result, we may not be able to compete as effectively and may not be able to maintain or grow the demand for our brand.

Our competitive strength will depend on our ability to:

• anticipate and respond to changing consumer demands in a timely manner;

• maintain and increase favorable brand recognition;

• develop and produce high quality products that appeal to consumers;

• appropriately price our products;

• maintain the high quality of our products;

• ensure product availability;

• expand our product portfolio;

• add members to our team who possess the skills, know-how and desire to help us succeed;

• maintain an active role in the fashion industry;

• effectively market our products and brand name;

• effectively present our products at retail; and

• maintain and build relationships with key industry leaders.

Although we operate in a highly competitive market, we seek to distinguish Lot78 products by emphasizing superior quality, durability and craftsmanship. We believe that we have a competitive advantage in comparison to our competitors in the quality of our fabrics and craftsmanship, the unique style of Lot78, the superiority of our fits, and our price points.

Employees

As of the date of this prospectus, we employed a total of six full time employees. Our employees perform overlapping roles and have responsibilities for different segments of our business.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board since July 6, 2009 under the symbol “GOBA.OB.” On October 11, 2012, our symbol was changed to “BOLD.OB” and on February 7, 2013, our symbol was again changed to “LOTE.OB” to reflect the Company’s name change. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the high and low closing prices for our common stock per quarter ended, based on our July 31 fiscal year end, as quoted on the OTC Bulletin Board for the last two fiscal years, without retail mark-up, mark-down or commission and may not represent actual transactions:

FISCAL QUARTER ENDED	HIGH ($)	LOW ($)
2013
October 31, 2013	0.35	0.05
July 31, 2013	9.76	0.24
April 30, 2013	6.16	0.15
January 31, 2013	0.15	0.15
2012
October 31, 2012	0.15	0.15
July 31, 2012	0.15	0.13
April 30, 2012	0.55	0.13
January 31, 2012	0.61	0.52
2011
October 31, 2011	0.55	0.31

Warrants, Options and Other Rights to Acquire Shares

There are no outstanding warrants or options to purchase our securities.

On August 30, 2013, the Company entered into an Unsecured Senior Convertible Promissory Note (the “Note”) with Banque Benedict Hentsch & Cie SA (“Banque Benedict”) for the principal sum of Three Hundred and Fifty Thousand Dollars ($350,000) plus simple interest thereon at the rate of ten percent (10%) per annum. Banque Benedict has the option at any time to convert the Note in whole into shares of the common stock of the Company at the conversion rate of $0.125 per share. Unless the Note is earlier converted, the total principal and unpaid interest is due on September 1, 2016. A true and correct copy of the Note was filed with the SEC on September 4, 2013, as part of our Current Report on Form 8-K.

On September 9, 2013, the Company entered into an Unsecured Senior Convertible Promissory Note (the “Note”) with Monument Assets & Resources Company Ltd (“Monument Assets”) for the principal sum of One Hundred Thousand Dollars ($100,000) plus simple interest thereon at the rate of ten percent (10%) per annum. Monument Assets has the option at any time to convert the Note in whole into shares of the common stock of the Company at the conversion rate of $0.125 per share. Unless the Note is earlier converted, the total principal and unpaid interest is due on September 1, 2016. A true and correct copy of the Note was filed with the SEC on September 11, 2013, as part of our Current Report on Form 8-K.

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Holders

As of November 26, 2013, 237,570,283 issued and outstanding shares of common stock were held by approximately 179 shareholders of record.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

This Registration Statement contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects”, “intends”, “believes”, “anticipates”, “may”, “could”, “should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF LOT78, INC. AND ANIO LTD. AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

AS OF JUNE 30, 2013 (LOT78, INC. AND ANIO LTD.)

Plan of Operation

As of June 30, 2013, we had $949 of cash on hand. We incurred operating expenses in the amount of $565,207 during the nine months ended June 30, 2013. These operating expenses were comprised of general and administrative expenses, professional fees, and directors’ and consulting fees, and other miscellaneous expenses.

Our current cash holdings will not satisfy our liquidity requirements and we will require additional financing to pursue our planned business activities. We are in the process of seeking equity and or debt financing to fund our operations over the next 12 months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease our operations.

We do not expect the purchase or sale of any significant equipment and have no current material commitments.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity and or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

Revenues

We earned revenues of $92,591 for the three months ended June 30, 2013 compared to revenues of $60,289 for the three months ended June 30, 2012. For the nine month period ended June 30, 2013 we earned revenues of $302,045 compared to $347,270 for the corresponding period in 2012. The increase in revenues for the period ended June 30 2013 can be attributed to an early order from Net a Porter for our 2013 autumn/winter collection. Decreased revenues in the nine month period ended June 30, 2013 can be attributed to the difference in the timing of deliveries for the autumn/winter 2012 and 2011 seasons. The Company is reliant on our suppliers to manufacture goods so that we can deliver products to our wholesale customers each season. As there were delays in the production of the autumn/winter 2011 season, the revenue related to that season’s deliveries were recorded during the quarter ended December 31, 2011. The autumn/winter 2012 season, however, was produced and delivered during the quarter ended September 30, 2012. As such, the timing difference caused by the production and delivery of the autumn/winter 2012 and 2011 seasons caused the decrease in revenue in the nine month period ended June 30, 2013 compared to the same period from the prior year.

Cost of Goods Sold

Cost of goods sold for the three months ended June 30, 2013 were $69,082 compared to $44,751 for the three months ended June 30, 2012. Cost of goods sold represented 75% of sales for the three months ended June 30, 2013 as compared to 75% for the three months ended June 30, 2012. For the nine months ended June 30, 2013, cost of goods sold were $246,239 compared to $231,109 for the corresponding period in 2012. Cost of goods sold represented 82% of sales for the nine months ended June 30, 2013 as compared to 67% for the nine months ended June 30, 2012. This increase in cost of goods sold as a percentage of sales for the three months can be attributed to the higher revenues achieved in this quarter. For the nine months ended June 30, 2013 the increase can be attributed to write offs of obsolete inventory and sales of overstock inventory at discounted prices during the quarter ended December 31, 2012. During the same quarter, the Company sold many of the goods from prior seasons to a discount retailer for cost value or minimal margins. In addition, we held a pre-Christmas 2012 discount sale, where prior season merchandise was sold at depressed margins as well.

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Expenses

For the three months ended June 30, 2013, total expenses increased $101,202, to $170,455, as compared to $69,253 for the corresponding period in 2012. For the nine months ended June 30, 2013 total expenses increased $344,812, or 157%, to $565,207 as compared to $220,395 for the corresponding period in 2012. This increase can be attributed to increased professional fees related to the share exchange agreement, larger sample costs due to an increasing expansive collection, increased travel costs for spring/summer 2013 and autumn/winter 2013 sales, and increased personnel due to the expansion of operations.

Working Capital
	June 30, 2013	September 30, 2012	Difference
Current Assets	$128,540	$222,164	$93,624
Current Liabilities	$1,182,472	$1,314,957	$(132,485)
Working Capital	$(1,053,932)	$(1,092,793)	$(38,861)

Cash Flows
	Nine Months Ended June 30, 2013	Nine Months Ended June 30, 2012
Net Cash (Used) Provided by Operating Activities	$(488,892)	$252,296
Net Cash (Used) Provided by Investing Activities	$28,964	$(1,118)
Net Cash (Used) Provided by Financing Activities	$404,202	$(247,097)
Net Effect of Foreign Currency Translation	$56,675	$286
Net (Decrease) Increase in Cash During the Period	$949	$4,081

For the nine months ended June 30, 2013, net cash used in operating activities was $488,892 as a result of changes in our working capital and a nine month net loss of $480,994.

For the nine months ended June 30, 2013, net cash provided by financing activities was $404,202 as a result of proceeds from short term debt of $344,313 offset by debt repayments of $88,232, along with proceeds from the sale of common stock for $325,000. We repaid $67,165 to our shareholders and our bank overdraft decreased by $109,714.

We will require additional funds to fund our budgeted expenses in the future. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. As of September 30, 2013 we have managed to raise $1,275,000 through debt and equity financing. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Furthermore, we may continue to be unprofitable. We will need to raise additional funds in the future in order to proceed with our budgeted expenses. Additionally, there is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

Liquidity and Capital Resources

Growth of our operations will be based on our ability to internally finance from operating cash flows, and the ability to raise funds through equity and/or debt financing to increase sales and production. Our primary sources of liquidity are: (i) cash from sales of our products; and (ii) financing activities. Our cash balance as of June 30, 2013 is $949.

Our Company has funded some of its operations through debt financing with related party transactions. As of September 30, 2013, our cash balance is $279,607.

As of June 30, 2013, our Company is obligated to David Hardcastle, a shareholder, for a non-interest bearing demand loan with a balance of $320,896 and a non-interest bearing long term loan with a balance of $295,773.

As of June 30, 2013, our Company is obligated to Oliver Amhurst, a shareholder, for a non interest bearing demand loan with a balance of $2,766.

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AS OF SEPTEMBER 30, 2012 (ANIO LTD.)

Executive Summary

For the year ended September 30, 2012, we reported net sales of $560,368, a decrease of $142,908, or 20.3%, less than the $703,276 reported for the year ended September 30, 2011. Gross margin increased to 37.5% for the year ended September 30, 2012 compared to 15.4% for the year ended September 30, 2011. Operating expenses, which include all selling, general and administrative costs, decreased by $56,774, or 14.7%, to $329,164 for the year ended September 30, 2012 as compared to $385,938 for the year ended September 30, 2011. Net loss for the year ended September 30, 2012 was $125,495 compared to a net loss of $283,624 for the year ended September 30, 2011.

Revenues

We earned revenues of $560,368 for the year ended September 30, 2012, compared to revenues of $703,276 for the year ended September 30, 2011. Decreased revenues in the twelve month period ended September 30, 2012 can be attributed to two factors: (1) Our wholesale orders from a major store in the U.S. were cut from twelve stores to one store for the Autumn/Winter 2012 season, due to production issues in the Spring/Summer 2012 line. They have since increased the number of stores to seven for the Autumn/Winter 2013 season. (2) Our consumer direct sales decreased due to the closure of our retail store 125 Ledbury Road. This decision was taken to divert resources to the development of our online segment via lot78.com in order to increase our margins and to reduce rental overheads.

Cost of Goods Sold

Cost of goods sold for the year ended September 30, 2012 were $349,791 compared to $594,752 for the year ended September 30, 2011. Cost of goods sold represented 62% of sales for the year ended September 30, 2012 as compared to 84.56% for the year ended September 30, 2012. This decrease in cost of goods sold as a percentage of sales for the year ended September 30, 2012 can be attributed to the fact that there were no major stock write offs during the year end. Furthermore, in 2012, we started purchasing the fabric directly from the factories, which had the effect of increasing our margin and reducing our cost of sales.

Expenses

For the year ended September 30, 2012, expenses decreased by $56,774, or 14.7%, to $329,164 for the year ended September 30, 2012 as compared to $385,938 for the corresponding period in 2011. The majority of this decrease can be attributable to the rent saving on the closure of 125 Ledbury Road.

Our comprehensive net loss for the year ended September 30, 2012, was $166,222 compared to $266,583 for the period ended September 30, 2011. We intend to fund additional expenditures through equity and/or debt financing. There can be no assurance that financing will be available on acceptable terms, if at all.

Working Capital

	September 30, 2012 $	September 30, 2011 $	Change $
Current Assets	222,164	186,399	35,765
Current Liabilities	1,314,957	769,449	(545,508)
Working Capital (Deficit)	(1,092,793)	(583,050)	(509,743)

Cash Flows

	September 30, 2012 $	September 30, 2011 $
Cash Flows from (used in) Operating Activities	366,179	(65,643)
Cash Flows from (used in) Investing Activities	(1,206)	(1,895)
Cash Flows from (used in) Financing Activities	(365,298)	37,079
Effect of foreign currency on cash and cash equivalents	3	483
Net Increase (decrease) in Cash During Period	(322)	(29,976)

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For the year ended September 30, 2012, net cash provided by operating activities was $366,179 as a result of an increase in our accounts payable and accrued expenses of $482,467, increase in our payroll and sales tax payable of $23,251, an increase in our receivables of $39,544 and an increase in our twelve month net loss of $125,495. Furthermore, our inventories decreased by $18,024.

The reason for the increase in our accounts payable and accrued expenses can be attributed to the transfer of long term debt to short term debt ($365,829) and an increase in our trade payables due to deliveries being received close to our year end.

Our receivables increased due to deliveries made close to the year end for which collections were received after the year end. Our inventories decreased due to write offs made in the year end.

For the year ended September 30, 2012, net cash used in financing activities was $365,298 as a result of a long term debt to shareholders being transferred to short term debt at the year end.

For the year ended September 30, 2012, net cash used by investing activities was $1,206 for the price of a computer.

We will require additional funds to fund our budgeted expenses in the future. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Furthermore, we may continue to be unprofitable. We will need to raise additional funds in the future in order to proceed with our budgeted expenses. Additionally, there is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

Liquidity and Capital Resources

As of September 30, 2012, included within accrued expenses and other payables is: (a) an amount of $72,311 (September 30, 2011: $96,963) due to Oliver Amhurst, the sole officer and director of Anio Ltd., for interest free loans made to Anio Ltd. for the purposes of purchasing inventory and funding working capital requirements. During the year, Oliver Amhurst received remuneration amounting to $18,168 (September 30, 2011: $9,177). Oliver Amhurst has repaid his loans made to Anio Ltd. and the balance as at September 30, 2013 is $NIL.

As of September 30, 2012, included within accrued expenses and other payables is $465,535 (September 30, 2011: $292,193) and included within long-term debt is $189,899 (September 30, 2011: $421,071) owed to David Hardcastle, a shareholder of Anio Ltd. The nature of the short and long term loan were for the purpose of stock purchase and working capital requirements. The short term loan is repayable on demand and is interest free. As of September 30, 2013, $17,600 of the short term loan has been repaid to Mr. Hardcastle. The long term loan is interest free and has a maturity date of October 1, 2013 and subsequent to the year end the terms of the long term note have been renegotiated.

Subsequent to the year end September 2012, the terms of the long term loan from David Hardcastle were renegotiated. The Company has agreed to repay $341,069 of the loan immediately upon the Company securing significant external funding. As soon as this amount is repaid, the balance of $314,365 starts accruing interest at bank base rate (0.5%) plus 2%. The balance plus interest is repayable over a 3 year period by way of quarterly installments. As of September 30, 2013, $0 of the long term loan and $0 of the interest has been repaid to Mr. Hardcastle.

Growth of our operations will be based on our ability to internally finance from cash flow, raise equity and/or debt to increase sales and production. Our primary sources of liquidity are: (i) cash from sales of our products; and (ii) financing activities. Our cash balance as of September 30, 2012 is $NIL.

We have funded most of our operations by a bank overdraft facility and debt financing with related party transactions. The bank overdraft is secured by both a fixed and floating charge over our company and all property and assets present, and a personal guarantee from the director amounting to $202,055.

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Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position.  The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Going Concern

For the nine months ended June 30, 2013, our Company has a comprehensive loss of $373,406 and an accumulated deficit of $1,852,731. Our Company intends to fund operations through operational cash flow and equity/debt financing arrangements. These sources may be insufficient to fund its capital expenditures, working capital and other cash requirements for the future. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about our Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ADDITIONAL DISCUSSION & ANALYSIS

Cash Requirements

We anticipate that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will be sufficient to meet our anticipated cash needs for the next 18-24 months. If we are able to sell only 50%, 25% or 10% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 12-18, 6-9 months, or 0-3 months, respectively.

We estimate that our maximum amount of expenses over the next 10-12 months will be approximately $1,000,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise additional capital from shareholders or other sources. Some of these estimates will be paid for out of the proceeds of this offering, assuming we are successful in raising any such proceeds.

Description	Target completion date or period	Estimated maximum expenses
Legal and accounting fees	10-12 months	$60,000
Marketing and advertising	10-12 months	$145,000
Business Development	10-12 months	$130,000
General and administrative	10-12 months	$665,000
TOTAL	10-12 months	$1,000,000

The foregoing chart sets forth estimates of the Company’s total maximum operational expenses for the initial 12 month period following effectiveness of this offering. The amounts are not limited to proceeds received under this offering, if any, and therefore in order to reach our targets, we will need additional funds in the form of financing or revenues.

Furthermore, the Company will need to set aside a maximum of approximately $83,000 in order to repay unsecured loans payable to Iceberg Investment Management Group Limited (“Iceberg”).

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare for financial statements. A complete summary of these policies is included in the notes to our financial statements. In general management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On November 19, 2012, De Joya Griffith & Company, LLC (“De Joya Griffith”), was dismissed as the registered independent public accountant for the Company and MaloneBailey LLP (“MaloneBailey”) accepted the appointment as the registered independent public accountant for the Company. The decisions to appoint MaloneBailey and dismiss De Joya Griffith were approved by the Board of Directors of the Company on November 9, 2012.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended July 31, 2011 and 2010, De Joya Griffith reports on the financial statements of the Company for the years ended July 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through De Joya Griffith’s termination on November 19, 2012, De Joya Griffith disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through November 19, 2012, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with De Joya Griffith’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended July 31, 2011 and 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to November 19, 2012, the Company did not consult with MaloneBailey regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to De Joya Griffith prior to the date of filing a Current Report with the Commission on Form 8-K on November 19, 2012 (the “Current Report”) and requested that De Joya Griffith furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in the Current Report. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Current Report.

33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers. Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors, or until his death, resignation or removal.

Name	Age	Position	Date Appointed
Oliver Amhurst	41	President, CEO, Treasurer, Secretary and Director	Feb. 4, 2013
Asgherali Gulamhussein	38	Director	Jul. 27, 2013
		CFO	Aug. 9, 2013

Identification of Certain Significant Employees

We currently employ a total of six full time employees. Our employees perform overlapping roles and have responsibilities for different segments of our business.

Family Relationships

We currently do not have any officers or directors of our Company who are related to each other.

Business Experience

The biographies of our directors and officers are as follows:

OLIVER AMHURST. Mr. Amhurst has been in the fashion business for over 15 years and has spent the past six years building the Lot78 brand into a full ready-to-wear collection. Mr. Amhurst has been a full-time employee of Lot78 for the past five years. Mr. Amhurst started his career in the stock room at the Emporio Armani store in London, but rose through ranks of the company to end up running the wholesale division of all Armani products in the UK. He has extensive contacts with some of the world’s leading buyers in the fashion industry, who have all supported him throughout the growth of the Lot78 brand. Mr. Amhurst has not been a director for any other company during the past five years. Mr. Amhurst was appointed as an officer and director of the Company due to his years of experience in the fashion industry and his success in building the Lot78 brand, as well as his unique sense of style in contemporary fashion inspired by his London-based roots.

ASGHERALI GULAMHUSSEIN. Mr. Gulamhussein has a strong background in finance and accounting having qualified as a Chartered Certified Accountant (ACCA) with KPMG in 1998 and admitted as a Fellow of the Association in 2003 (FCCA). From 1998 to 2001, Mr. Gulamhussein was in Audit & Accountancy with Alliotts and Andersons Moledina. In August 2001, Mr. Gulamhussein formed Oxford Care Homes Ltd., a care home company with an interest in giving care to the elderly in the United Kingdom. He was appointed as a Director of Oxford Care Homes Ltd. and still currently holds this post. In June 2005, Mr. Gulamhussein helped set up Anio Ltd (now Lot78 UK Ltd) and provided bookkeeping and accounting services to the company. He was instrumental in providing the financial information to the Directors and Shareholders on an annual basis and guided the company through the Share Exchange Agreement with Anio Ltd. during 2012 and 2013.  The Board of Directors of the Company appointed Mr. Gulamhussein as a Director of the Company based on the belief that his financial and accounting knowledge, together with knowledge of the Company and business, having being involved with it from the inception stage, would be a valuable asset to the Company.

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Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

35

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers during the years ended July 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incenvtive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eden Clark (1) Former President,	2012	6,000	0	1,950,000	0	0	0	0	1,956,000
CEO, CFO, Treasurer and Director	2011	6,000	0	15,000	0	0	0	0	21,000
Patrick DeBlois (2)	2012	0	0	1,950,000	0	0	0	0	1,950,000
Former Secretary	2011	0	0	0	0	0	0	0	0

(1)	Ms. Eden Clark, the former President, CEO, CFO, Treasurer and Director of the Company was paid $500 per month for her services as an officer and director of the Company. The Company believes that $500 per month is adequate compensation for such services. Additionally, during the year ended July 31, 2011, the Company issued 48,388 shares to Ms. Eden Clark at $0.13 per share. During the year ended July 31, 2012, the Company issued 15,000,000 shares to Ms. Eden Clark at $0.31 per share. The shares were valued based on their market price on the date of issuance and were issued to Ms. Clark as additional compensation for her services as an officer and director of the Company.

(2)	During the year ended July 31, 2012, the Company issued 15,000,000 shares to Patrick DeBlois, the Company’s former Secretary, at $0.13 per share. The shares were valued based on their market price on the date of issuance and were issued to Mr. DeBlois as compensation for his services as an officer of the Company.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of July 31, 2012.

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The compensation paid to Eden Clark for her services on the Board of Directors of the Company is set forth above in the Summary Compensation Table.

Significant Employees /Consultants

As of the date of this Prospectus, we employed a total of six full time employees. Our employees perform overlapping roles and have responsibilities for different segments of our business.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Oliver Amhurst, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Amhurst collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

The Company has adopted an informal Code of Ethics that applies to our officers and directors, which we feel is sufficient at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Registration Statement by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of the date of this Registration Statement, there are 237,570,283 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

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Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(2)
Oliver Amhurst (3) 65 Alfred Road Studio 209 London W2 5EU	Common	72,321,928	30.442%
Asgherali Gulamhussein (4) 65 Alfred Road Studio 209 London W2 5EU	Common	150,000	0.063%
All Officers and Directors as a Group (2)	Common	72,471,928	30.505%
David Hardcastle 2 Holmead Road London SW6 2JE	Common	39,856,128	16.776%
XZX Holdings Ltd Trust (5) Company Complex Ajeltake Road Ajeltake Island 96960	Common	23,417,600	9.857%
Ironclad Investment Ltd Trust (6) Company Complex Ajeltake Road Ajeltake Island 96960	Common	13,174,964	5.545%

(1) The number and percentage of shares beneficially owned is determined under rules promulgated by the

SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 237,570,283 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days, as of the date of this Report.

(3) Oliver Amhurst is the current President, CEO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. His beneficial ownership includes 72,321,928 common shares.

(4) Asgherali Gulamhussein is the current CFO and a Director of the Company. His beneficial ownership includes 150,000 common shares.

(5) XZX Holdings Ltd Trust’s beneficial ownership includes 23,417,600 common shares. The shares were purchased on the open market, accordingly, the Company is unaware as to who holds investment and voting control over the common shares beneficially owned by XZX Holdings Ltd Trust.

(6) Ironclad Investment Ltd Trust’s beneficial ownership includes 13,174,964 common shares. The shares were purchased on the open market, accordingly, the Company is unaware as to who holds investment and voting control over the common shares beneficially owned by Ironclad Investment Ltd Trust.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of July 31, 2012, the Company received advances from a Director in the amount of $67,037, to pay for general operating expenses. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment. As a result of the Share Exchange Agreement with the Company described above, the amounts owed to the Director were forgiven.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

☐	Disclosing such transactions in reports where required;

☐	Disclosing in any and all filings with the SEC, where required;

☐	Obtaining disinterested directors consent; and

☐	Obtaining shareholder consent where required.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas Law Group, PC in San Diego, California.

EXPERTS

Lubbock Fine, an independent registered public accountant, has audited the financial statements of Anio Ltd. included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Lubbock Fine has presented its report with respect to the audited financial statements of Anio Ltd.

On November 19, 2012, MaloneBailey LLP (“MaloneBailey”) was appointment as the independent registered public accountant for the Company.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director’s duty of loyalty to the Company or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
  under Nevada General Corporation Law for the unlawful payment of dividends; or
  for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Oliver Amhurst, our President and Chief Executive Officer.

40

LOT78, INC.

(A Development Stage Company)

Consolidated Financial Statements

For the Period Ended June 30, 2013 (unaudited)

Consolidated Balance Sheets (unaudited)	42
Consolidated Statements of Operations (unaudited)	43
Consolidated Statements of Cash Flows (unaudited)	44
Notes to the Consolidated Financial Statements (unaudited)	45

41

LOT78, INC.

(A Development Stage Company)

Consolidated Balance Sheets

(Unaudited)

	June 30,	September 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$949	$-
Accounts receivable, net	26,481	117,931
Prepaid expenses and other current assets	6,029	47,601
Inventory, net	95,081	56,632
Total current assets	128,540	222,164
Property and equipment, net	2,998	928
Patents, net	22,072	26,427
Total assets	$153,610	$249,519
LIABILITIES AND STOCKHOLDERS’ DEFICIT Current liabilities:
Accounts payable and accrued liabilities	$316,746	$384,650
Revolving credit facility	110,637	230,907
Short term debt	431,427	161,644
Due to shareholders	323,662	537,846
Total current liabilities	1,182,472	1,314,957
Long term notes due to shareholders	295,773	189,899
Total liabilities	1,478,245	1,504,856

Stockholders’ deficit
Common stock, $0.001 par value per share, 350,000,000 shares authorized, 235,013,616 and 127,638,616 shares issued and outstanding	235,014	127,638
Additional paid-in capital	209,180	12,448
Accumulated other comprehensive income (loss)	83,902	(23,686)
Deficit accumulated during the development stage	(1,852,731)	(1,371,737)
Total stockholders’ deficit	(1,324,635)	(1,255,337)
Total liabilities and stockholders’ deficit	$153,610	$249,519

The accompanying notes are an integral part of the consolidated unaudited financial statements.

42

LOT78, INC.

(A Development Stage Company)

Consolidated Statements of Operations

(Expressed in US dollars)

(unaudited)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Nine Months Ended June 30, 2013	Nine Months Ended June 30, 2012
Revenue, net	$92,591	$60,289	$302,045	$347,270
Cost of sales	69,082	44,751	246,239	231,109
Gross Profit	23,509	15,538	55,806	116,161
Expenses
Selling, general and administrative expenses	$164,632	$68,235	$557,275	$217,353
Foreign currency transaction adjustment	4,760	-	4,760	-
Depreciation and amortization	1,063	1,018	3,172	3,042
Total expenses	170,455	69,253	565,207	220,395
Other income (expense)
Interest expense	(7,641)	(2,243)	(28,014)	(1,516)
Gain on debt forgiveness		-	56,421	-
Total other income (expense)	(7,641)	(2,243)	28,407	(1,516)
Net loss	$(154,587)	$(55,958)	$(480,994)	$(105,750)
Foreign currency translation adjustments	20,133	7,456	107,588	(18,726)
Comprehensive income (loss)	(134,454)	(48,502)	(373,406)	(124,476)
Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares of common stock outstanding – basic	232,650,173	34,775,452	184,085,466	127,638,616

The accompanying notes are an integral part of the consolidated unaudited financial statements.

43

LOT78, INC.

(A Development Stage Company)

Consolidated Statements of Cashflows

(Expressed in US dollars)

(unaudited)

	Nine Months Ended	Nine Months Ended
	June 30,	June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(480,994)	$(105,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	297	210
Amortization	2,875	2,609
Gain on debt forgiveness	(56,421)	-
Change in operating assets/liabilities:
Accounts receivable	86,928	93,591
Prepaid expenses and other current assets	32,724	130
Inventory	(35,582)	23,485
Accounts payable and accrued expenses	(38,719)	238,021
Net cash provided by (used in) operating activities	(488,892)	252,296

Cash flows from investing activities
Cash acquired in reverse merger	28,964	-
Purchase of property and equipment	-	(1,118)
Net cash provided by (used) in investing activities	28,964	(1,118)
Cash flows from financing activities
Cash proceeds from share sales	325,000	-
Proceeds from short term debt	344,313	-
Repayment of short term debt	(88,232)	(163,638)
Change in bank overdraft	(109,714)	-
Repayment of shareholder loans	(67,165)	(83,459)
Net cash flows provided by financing activities:	404,202	(247,097)

Effect of foreign currency on cash and cash equivalents	56,675	286
Net increase (decrease) in cash	$949	4,081
Cash- beginning of period	-	322
Cash- end of period	$949	$4,689

Cash paid for interest	$17,285	$6,114
Cash paid for income taxes	$-	$-

Supplementary Non-Cash Information
Acquisition of Bold Energy, Inc	47,945	-
Purchase of fixed assets on account	2,487

The accompanying notes are an integral part of the consolidated unaudited financial statements.

44

LOT78, INC.

(A Development Stage Company)

Notes to Financial Statements

(unaudited)

1.	BASIS OF PRESENTATION & ORGANIZATION

Basis of presentation

The accompanying unaudited interim financial statements of Lot78, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto of the Company contained in Form 8-K/A filed with the SEC on July 19, 2013.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended September 30, 2012 as reported in the Company’s Form 8-K/A have been omitted.

Description of Business & Reverse Merger

We were incorporated as Bold Energy Inc. in the State of Nevada as a for-profit Company on June 27, 2008, to develop a wide range loyalty program based on “Global Club points” awarded for all purchases made in associated establishments. On November 10, 2009, a change in control occurred when Bold Energy, Inc. received a resignation notice from Orlando J. Narita from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, and Director. On November 30, 2009, Bold Energy, Inc. appointed Eden Clark as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

On February 4, 2013, Bold Energy, Inc. closed a voluntary share exchange transaction with Anio, Ltd., a limited liability company established under the laws of the United Kingdom, which conducts its primary line of business under the name “Lot78”, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company and its controlling stockholders, on the one hand, and Anio Ltd. And the stockholders of Anio Ltd. (the “Selling Stockholders”), on the other hand.

At the closing of the transactions contemplated by the Exchange Agreement (the “Closing”), the Company issued 127,638,616 new shares of its common stock to the Selling Stockholders in exchange for 100% of the issued and outstanding capital stock of Anio Ltd. And Eden Clark and Patrick DeBlois irrevocably cancelled a total of 123,817,552 restricted shares of common stock of the Company. As a result of the Share Exchange Agreement, Anio Ltd. Became the Company’s wholly-owned subsidiary, and the Company acquired the business and operations of Anio Ltd. There were 100,574,016 shares of common stock outstanding prior to the reverse merger.  These shares were treated as issued during the nine months ended June 30, 2013.

On May 17, 2013, the Company authorized the issuance of 3,821,064 shares of Common Stock with no cost basis, which were to be backdated to January 31, 2013, as said shares should have been included in an initial issuance pursuant to that certain Share Exchange Agreement dated November 12, 2012.

Lot78, Inc. was deemed to be the accounting acquirer in this transaction and as a result this transaction was accounted for as a reverse merger. The historical financial statements presented in this filing are those of Lot78, Inc. The assets and liabilities of Bold Energy, Inc. were recorded, as of completion of the merger, at fair value, which is considered to approximate historical cost, and added to those of Lot78, Inc.

Pursuant to the closing of the Share Exchange Agreement, Eden Clark resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company. Concurrently, Oliver Amhurst was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors. Subsequent to the Closing, Mr. Asgherali Gulamhussein was appointed as Chief Financial Officer and Director of the Company.

Our business is subject to seasonal fluctuations. Historically, sales of our products have been higher during quarter 2 and quarter 4. As a result, our quarterly and annual operating results and comparable sales may fluctuate significantly as a result of seasonality. Accordingly, results for any one quarter or year are not necessarily indicative of results to be expected for any other quarter or for any year, and comparable sales for any particular future period may decrease.

45

2.	GOING CONCERN

The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception to June 30, 2013, of $1,852,731 which raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company through debt and/or equity financing from third parties.

3.	SHORT TERM DEBT

At June 30, 2013 and September 30, 2012 short term debt consists of the following:

	June 30, 2013	September 30, 2012

Loans - CI LLC	$129,271	137,397
Loans – Other	$30,417	$-
Loans - Iceberg Investment Management Group	271,739	24,247
Total Short term debt	$431,427	$161,644

Short term loans from Iceberg Investment Management Group (“IIMG”) are unsecured and accrue interest at a rate of 2.5% per annum. During the nine months ended June 30, 2013, the Company received $313,012 from IIMG as short term loans, of which, $56,421 have been forgiven and netted off against the balance due. Short term loans from CI LLC (“CIL”) are unsecured and are interest free. During the nine months ended June 30, 2013, the Company received $31,301 from an individual as short term loans.

4.	RELATED PARTY TRANSACTIONS

As of June 30, 2013, the Company repaid loans to shareholders of $67,165.

Short term loans from shareholders are unsecured, non-interest bearing and due on demand. Long-term loans from shareholders are unsecured and are currently non-interest bearing. However, once the Company secures significant external financing, long term loans from shareholders begin accruing interest at bank rate plus 2% per annum and will be payable in quarterly installments over a 3 year period.

5.	EQUITY

During the nine months ended June 30, 2013 the Company sold 1,300,000 shares of common stock for $325,000.

On June 5, 2013, the Company effectuated a forward stock split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of the Company’s common stock was exchanged for four (4) new shares of the Company's common stock. As a result, the issued and outstanding shares of the Company’s common stock as of the Record Date, May 17, 2013, increased from 58,568,404 shares prior to the Forward Split to 234,273,616 shares following the Forward Split. FINRA confirmed approval of the Forward Split on June 4, 2013, payable as a dividend to shareholders, and the Forward Split became effective on June 5, 2013. All share and per share amounts have been adjusted retroactively to the first day of the first period presented in the accompanying consolidated financial statements.

46

6.	SUBSEQUENT EVENTS

On July 10, 2013 the Company entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) with an individual investor (the “Subscriber”). Pursuant to the Subscription Agreement the Subscriber has agreed to purchase 2,000,000 shares of the Company’s common stock at a set price of $0.25 per share. The shares were duly issued on said date.

Funds for the above issue were received by the Company on July 12, 2013, and a proportion of these funds were used to repay the bank overdraft subsequent to which the fixed and floating charge on all property and assets was cancelled together with the Director’s personal guarantee.

The Company has also repaid $156,506 of debt to IIMG from the above proceeds.

eND OF NOTES TO FINANCIALS

47

ANIO LIMITED

FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

48

ANIO LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Anio Limited

We have audited the accompanying balance sheet of Anio Limited as at 30 September 2012 and 2011, the related statement of operations, the statement of cash flows and notes for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining' on a test basis' evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Opinion on financial statements

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Anio Limited at 30 September 2012 and 2011 and the results of its operations for each of the years ended 30 September 2012 and 30 September 2011 in conformity with U.S. Generally Accepted Accounting Principles. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole present fairly in all material respects the information set forth therein.

Emphasis of matter – going concern

In forming our opinion on the financial statements, we have considered the adequacy of the disclosure made in Note 1.1 to the financial statements concerning the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LUBBOCK FINE

/s/ LUBBOCK FINE

London

13 December 2012

49

ANIO LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Anio Limited

We have audited Anio Limited’s internal control over financial reporting as of 30 September 2012 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Anio Limited’s management is responsible for maintaining effective internal control over financial reporting' and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting assessing the risk that a material weakness exists' testing and evaluating the design and operating effectiveness of internal control based on the assessed risk' and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that' in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations' internal control over financial reporting may not prevent or detect misstatements. Also' projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions' or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion Anio Limited maintained in all material respects effective internal control over financial reporting as of 30 September 2012 based on the COSO criteria.

We also have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the balance sheet of Anio Limited as of 30 September 2012 and 2011, the related statement of operations, the statement of cash flows and notes for each of the two years in the period ended 30 September 2012 of Anio Limited and our report dated 13 December 2012 expressed an unqualified opinion thereon as follows:

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Anio Limited at 30 September 2012 and 2011 and the results of its operations for each of the years ended 30 September 2012 and 30 September 2011 in conformity with U.S. Generally Accepted Accounting Principles. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole present fairly in all material respects the information set forth therein.

LUBBOCK FINE

/s/ LUBBOCK FINE

London

13 December 2012

50

ANIO LIMITED

BALANCE SHEET

AS AT 30 SEPTEMBER 2012

	Notes	2012	2011
ASSETS		$	$
CURRENT ASSETS
Cash and cash equivalents		—	322
Accounts receivable (net of allowance for doubtful accounts and sales)	8	117,931	74,812
Prepayments and other current assets	8	47,601	38,660
Receivables		165,532	113,472
Inventories	7	56,632	72,605
Total current assets		222,164	186,399

PROPERTY AND EQUIPMENT NET	6	928	10,739

OTHER ASSETS - INTANGIBLES NET	5	26,427	29,269
		249,519	226,407

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	9
Accounts payable		236,249	108,291
Accrued expenses and other payables		805,792	420,911
Taxes and social security		83,025	57,215
Short term debt		189,891	183,032
Total current liabilities		1,314,957	769,449
Long term debt	10	189,899	546,073
TOTAL LIABILITIES		1,504,856	1,315,522
STOCKHOLDERS' EQUITY
Common stock ($1.58 par value – 11,510 shares issued)	11	18,191	18,191
Additional paid-in capital – share premium	12	121,894	121,894
Accumulated other comprehensive loss		(23,686)	17,041
Retained earnings	12	(1,371,736)	(1,246,241)
		(1,255,337)	(1,089,115)
		249,519	226,407

Approved by the Board for issue on 13 December 2012

O Amhurst – Director	Company Registration No. 05490864

The accompanying notes are an integral part of these statements

51

ANIO LIMITED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

	Notes	2012	2011
		$	$

Net sales		560,368	703,276
Cost of goods sold		(349,791)	(594,752)
Gross profit		210,577	108,525

Selling general and administrative expenses		(325,106)	(378,365)
Depreciation and amortization		(4,058)	(7,573)

Operating loss	2	(118,587)	(277,413)
Interest and financing charges net		(6,908)	(6,211)
Loss before income taxes		(125,495)	(283,624)
Income tax expense	3	—	—
Net loss		(125,495)	(283,624)
Foreign currency translation adjustments		(40,727)	17,041
Comprehensive loss		(166,222)	(266,583)

Loss per share
Basic and diluted	4	$(10.90)	$(24.64)

The accompanying notes are an integral part of these statements

52

ANIO LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:	$	$
Net loss	(125,495)	(283,625)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for uncollectable accounts receivable	—	13,212
Depreciation and amortization of property and equipment	301	2,525
Amortization of patents	3,758	5,048
Loss on disposal of fixed assets	10,838	—
Changes in operating assets and liabilities:
Accounts receivable	(39,544)	172,998
Inventories	18,024	(528)
Prepaid expenses and other current assets	(7,421)	(20,909)
Accounts payable and accrued expenses	482,467	10,157
Payroll and sales tax payable, net	23,251	35,479
Net Cash Provided by (used in) Operating Activities	366,179	(65,643)
CASH FLOWS USED BY INVESTING ACTIVITIES:
Capital expenditures	(1,206)	(1,895)
	(1,206)	(1,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Short term debt - additions	531	37,079
Repayment of debt	(365,829)	—
Net Cash Provided by (used in) Financing Activities	(365,298)	37,079
Effect of foreign currency on cash and cash equivalents	3	483
Net Decrease in Cash and Cash Equivalents	(322)	(29,976)
CASH AND CASH EQUIVALENTS - Beginning of Year	322	30,298
CASH AND CASH EQUIVALENTS - End of Year	—	322

53

ANIO LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

1 Accounting policies

1.1 Accounting convention

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (United States Generally Accepted Accounting Practice).

UK pounds sterling is the Company’s functional currency. US dollars is the Company’s reporting currency.

The company incurred a loss of $125,495 and has net liabilities of $1,255,337. In the opinion of the director, ongoing negotiations to raise additional funds will be successful and he therefore believes that it is appropriate to prepare the accounts on a going concern basis.

1.2 Compliance with accounting standards

The financial statements are prepared in accordance with applicable United States of America Accounting Standards ("US GAAP"), which have been applied consistently (except as otherwise stated).

1.3 Nature of operations

Anio Limited is a company whose principal activity continued to be that of marketing of ladies' and gentlemens' fashions, manufacturers, converters, importers and exporters of and dealers in fabrics, textiles, cloths, fibres and yarns of all kinds.

1.4 Operating segment information

The Company predominantly operates in one industry segment, the fashion industry. Substantially all of the Company's assets and employees are in one location at the Company's headquarters in London, United Kingdom

1.5 Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.6 Fair value of financial instruments

The carrying value of the Company's financial instruments (principally consisting of cash equivalents, accounts receivable, short-term investments and accounts payable) approximates fair value either because of the expected short-term collection or payment period or because the terms are similar to market terms.

1.7 Cash and cash equivalents

Cash and cash equivalents include certain investments with original maturities of three months or less, such as money market accounts.

1.8 Accounts receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of 30 September 2012 and 2011, the allowance for doubtful accounts totals $0 and $12,583, respectively.

1.9 Inventories

Inventories are valued at the lower of cost (determined by a first-in first-out method) and net realizable value.

1.10 Long-lived assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such circumstances, those assets are written down to estimated fair value. Long-lived assets consist primarily of fixed assets and patents.

54

ANIO LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

1 Accounting policies (continued)

1.11 Intangible assets

Patent costs are amortized over the shorter of the life of the patent (ten years) or the related product on a straight-line basis, and are tested for impairment on an annual basis. Patents are periodically reviewed by management to determine the recoverability of these assets.

1.12 Revenue recognition

Goods are shipped to retailers in accordance with specific customer orders. The Company recognizes wholesale sales when the risks and rewards of ownership have transferred to the customer, determined by the Company to be when the goods have been despatched, at which point the title to the merchandise passes to the customer. The Company recognizes retail sales upon customer receipt of merchandise, generally at the point of sale.

Returns from wholesale and retail customers are accounted for when the goods have been received by the company, and revenue reduction is recognized at this point. Trade discounts are recognized when the sale arises. Settlement discounts are recognized once payment has been received.

The Company's sales are recorded net of applicable sales taxes, any returns discounts and other allowances.

1.13 Major customers

During the year ended 30 September 2012, one customer represented 43% of gross sales. During the year ended 30 September 2011, one customer accounted for 30% of gross sales.

1.14 Major suppliers

Purchases during the year ended 30 September 2012 included purchases from one supplier that accounted for 34% of total purchases during the year. Purchases during the year ended 30 September 2011 included purchases from one supplier that accounted 63% of total purchases during the year. Management believes no risk is present under these arrangements due to other suppliers being readily available.

1.15 Shipping and handling costs

The Company expenses shipping and handling to cost of goods sold and overhead accounts. For the years ended 30 September 2012 and 2011, freight expense to other than cost of goods sold was $29,128 and $60,574 respectively.

1.16 Advertising

Advertising costs are incurred in selling and general administration expenses, and are expensed when the advertising or promotion is published or presented to customers.

1.17 Deferred taxation

Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred tax balances are not being discounted.

2	Operating loss	2012	2011
		$	$
	Operating loss is stated after charging:
	Amortization of intangible assets	3,758	5,048
	Depreciation of tangible assets	301	2,525
	Auditors' remuneration	11,833	12,046
	Director's remuneration	18,183	9,177

55

ANIO LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

3	Taxation	2012	2011
		$	$
	Domestic current year tax
	UK corporation tax	-	-

	Total current tax	-	-

	Factors affecting the tax charge for the year
	Loss on ordinary activities before taxation multiplied by the standard rate of
	UK corporation tax of 20.00% (2011: 20.00%)	(25,099)	(56,725)

	Effects of:
	Non deductible expenses	2,296	1,632
	Depreciation add back	60	504
	Capital allowances	(241)	(379)
	Unitilised losses	22,984	54,968

		-	-
	Current tax charge for the year	-	-

The company has tax losses of approximately $1,188,083 (2011: $1,063,258), which is available to offset against future trading profits.

Due to the uncertainty of future profits, a deferred tax asset has not been recognized in respect of these tax losses.

4 Loss per share

The calculation of the basic loss per share arising is based upon the loss after tax attributable to ordinary shareholders of $125,495 (2011: loss $283,625) and a weighted average number of shares in issue for the year of 11,510 (2011: 11,510).

5	Intangible fixed assets	Patents
		$
	Cost
	At 1 October 2011 and 30 September 2012	37,229

	Amortization
	At 1 October 2011	7960
	Charge for the year	3,758

	At 30 September 2012	11,718

	Effect of foreign currency translation	916

	Net book value
	At 30 September 2012	26,427
	At 30 September 2011	29,969

56

ANIO LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

6	Property and equipment	Land and buildings	Plant and machinery etc	Total
		$	$	$
	Cost
	At 1 October 2011	6,650	8,960	13,966
	Additions	-	1,206	1,206
	Disposals	(6,650)	(8,960)	(13,966)

	At 30 September 2012	-	1,206	1,206

	Depreciation
	At 1 October 2011	1,320	3,551	4,871
	On disposals	(1,320)	(3,551)	(4,871)
	Charge for the year	-	301	301
	Effect of foreign currency translation	-	(23)	(23)

	At 30 September 2012	-	278	278

	Net book value
	At 30 September 2012	-	928	928
	At 30 September 2011	5,330	5,409	10,739

7	Inventories	2012	2011
		$	$

	Garments	56,632	72,605

8	Receivables	2012	2011
		$	$

	Accounts receivable	117,931	74,812
	Prepayments	47,168	32,330
	Rent deposits and staff loans	433	6,330

		165,532	113,472

9	Payables: amounts falling due within one year	2012	2011
		$	$

	Short term debt	189,891	183,032
	Trade payables	236,249	108,291
	Taxation and social security	83,025	57,215
	Accrued expenses and other payables	805,792	420,911

		1,314,957	769,449

Short term debt represents a bank overdraft. During the year, the overdraft interest rate was 4.5%.The bank overdraft is secured by both a fixed and floating charge over the company and all property and assets present, and a personal guarantee from the director amounting to $202,055.

Included within accrued expenses and other payables is a loan of $465,535 (2011: $292,193), which is repayable on demand and interest free. See also Notes 14 and 15.

57

ANIO LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2012

10	Payables: amounts falling due after more than one year	2012	2011
		$	$

	Long term debt	189,899	546,073

	Analysis of loans
	Wholly repayable within five years	189,899	546,073

		1,314,957	769,449

Long term debt represents a loan which is interest free and has a maturity date of 1 October 2013. See also Notes 14 and 15.

11	Common stock	2012	2011
		$	$
	Allotted, called up and fully paid
	11,510 Ordinary shares of $1.58 each	18,191	18,191

12	Statement of movements on reserves	2012	2011
		$	$

	Balance at 1 October 2011	121,894	(1,246,241)
	Loss for the year	-	(125,495)

	Balance at 30 September 2012	121,894	(1,371,736)

13   Transactions with directors

Included within accrued expenses and other payables is an amount of $72,311 (2011: $96,963) due to O Amhurst.

During the year O Amhurst received remuneration amounting to $18,183 (2011: $9,177).

14   Related party transactions

Included within accrued expenses and other payables is $465,535 (2011: $292,193) and included within long term debt is $189,899 (2011: $421,071) owed to D Hardcastle, a shareholder. The nature of the short and long term loan were for the purposes of stock purchase and working capital requirements. The short term loan is repayable on demand and is interest free. The long term loan is interest free and has a maturity date of 1 October 2013, and subsequent to the year end the terms have been renegotiated. See also Note 15.

15 Post balance sheet events

Management evaluated subsequent events of the Company through to 13 December 2012, the date the Financial Statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

Subsequent to the year end, the terms of the loans in Note 14 were renegotiated. The Company has agreed to repay $341,069 of the loan immediately upon the Company securing significant external funding. As soon as this amount is repaid, the balance of $314,365 starts accruing interest at bank base rate plus 2%. The balance plus interest is repayable over a 3 year period by way of quarterly installments.

End of Notes to the Financial Statements

58

Unaudited Condensed Combined Pro Forma

Financial Statements for Bold Energy, Inc. and Anio Ltd.

Page
Unaudited Condensed Combined Pro Forma Balance Sheets at January 31, 2013 (Bold Energy, Inc.) and December 31, 2012 (Anio Ltd.)	60
Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (Year Ended July 31, 2012) and Anio Ltd. (Year Ended September 30, 2012)	61
Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (3 Months Ended January 31, 2013) and Anio Ltd. (3 Months Ended December 31, 2012)	62
Notes to Unaudited Pro Forma Consolidated Financial Statements	63

59

Unaudited Condensed Combined Pro Forma Balance Sheets at January 31, 2013 (Bold Energy, Inc.) and December 31, 2012 (Anio Ltd.)
	Bold Energy,	Anio	Pro Forma	Adjusted Pro
	Inc.	Ltd.	Adjustments	Forma Totals

ASSETS
Current assets:
Cash and cash equivalents	$5,483	$2,442	$—	$7,925
Accounts receivable	—	21,119	—	21,119
Inventories	—	55,918	—	55,918
Prepaid expenses and other current assets	—	34,064	—	34,064
Total current assets	—	113,543	—	119,026
Property and equipment, net	683	927	—	1,610
Other assets – intangibles, net	—	25,369	—	25,369
Total assets	$6,166	$139,839	$—	$146,005
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$36,372	$552,577	$—	$588,949
Short term debt	41,820	267,885	—	309,705
Due to shareholders	69,537	727,246	—	796,783
Total current liabilities	147,729	1,547,708	—	1,695,437
Total liabilities	147,729	1,547,708	—	1,695,437
Stockholders’ deficit:
Common stock	57,052	18,191	(18,191)	57,052
Additional paid-in capital	12,352,736	121,894	(12,533,160)	(58,530)
Accumulated other comprehensive loss	—	(23,743)	—	(23,743)
Accumulated deficit	(12,551,351)	(1,524,211)	12,551,351	(1,524,211)
Total stockholders' deficit	(141,563)	(1,407,869)	—	(1,549,432)
Total liabilities and stockholders' deficit	$6,166	$139,839	$—	$146,005

60

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (Year Ended July 31, 2012) & Anio Ltd. (Year Ended September 30, 2012)
	Bold Energy, Inc. - Year Ended July 31, 2012	Anio Ltd. – Year Ended September 30, 2012	Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$—		$560,368	$—	$560,368
Cost of goods sold	—		349,791	—	349,791
Gross profit	—		210,577	—	210,577
Operating Expenses
Selling, general and administrative expenses	3,941,359		325,106	(3,941,359)	325,106
Depreciation and amortization	796		4,058	(796)	4,058
Total operating expenses	3,942,155		329,164	(3,942,155)	329,164
Interest expense	(254)		(6,908)	—	(6,908)
Net loss	$(3,942,409)		$(125,495)	$3,942,409	$(125,495)
Foreign currency translation adjustments	—		(40,727)	—	(40,727)
Comprehensive loss	$(3,942,409)		$(166,222)	$3,942,409	$(166,222)
Basic and diluted loss per share	$(0.11)	$	n/a		$(0.00)
Weighted average shares of common stock outstanding – basic	34,920,990		n/a		34,920,990

61

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (3 Months Ended January 31, 2013) & Anio Ltd. (3 Months Ended December 31, 2012)
	Bold Energy, Inc. – 3 Months Ended January 31, 2013	Anio Ltd. – 3 Months Ended December 31, 2012		Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$—		$58,695	$—	$58,695
Cost of goods sold	—		75,384	—	75,384
Gross profit	—		(16,689)	—	(16,689)
Operating Expenses
Selling, general and administrative Expenses	38,267		124,350	(38,267)	124,350
Depreciation and amortization	199		1,034	(199)	1,034
Total operating expenses	38,466		125,384	(38,466)	125,384
Interest expense	—		(10,401)	—	(10,401)
Net loss	$(38,466)		$(152,474)	$38,466	$(152,474)
Foreign currency translation adjustments	—		(57)	—	(57)
Comprehensive loss	$(38,466)		$(155,231)	$38,466	$(155,231)
Basic and diluted loss per share	$(0.00)	$	n/a		$(0.00)
Weighted average shares of common stock outstanding – basic	57,053,138		n/a		57,053,138

62

Notes to Unaudited Pro Forma Consolidated Financial Statements

Bold Energy, Inc. entered into a Share Exchange Agreement with Anio Ltd. whereby the Bold Energy, Inc. exchanged 54.3% of its outstanding shares of common stock for 100% of the outstanding shares of Anio Ltd. common stock. As of the closing date, Anio Ltd. will operate as a wholly owned subsidiary of Bold Energy, Inc.

As a result of the Share Exchange Agreement:

a)	each outstanding share of Anio Ltd. common stock shall be transferred, conveyed and delivered to Bold Energy, Inc. in exchange for 30,954,388 newly-issued shares of common stock, $0.001 par value per share, of Bold Energy, Inc.

b)	Eden Clark and Patrick DeBlois shall irrevocably cancel a total of 30,954,388 restricted shares of common stock of Bold Energy, Inc. prior to the closing date of the Share Exchange Agreement.

As of the closing date of the Share Exchange Agreement, the former shareholders of Anio Ltd. held approximately 54% of the issued and outstanding common shares of Bold Energy, Inc. The issuance of 30,954,388 common shares to the former shareholders of Anio Ltd. was deemed to be an acquisition for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in proforma adjustments.

The proforma, consolidated balance sheets of Bold Energy, Inc. and Anio Ltd. are presented here as of January 31, 2013 and December 31, 2012, respectively. The proforma, consolidated statements of operations for Bold Energy, Inc. and Anio Ltd. are presented here as of the years ended July 31, 2012 and September 30, 2012, and the three months ended January 31, 2013 and December 31, 2012, respectively.

63

PROSPECTUS

LOT78, INC.

65 Alfred Road

Studio 209

London W2 5EU

6,666,668 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2013

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[RESALE PROSPECTUS ALTERNATIVE PAGE]

LOT78, INC.

65 Alfred Road

Studio 209

London W2 5EU

Tel. 00447801480109

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

14,887,282 shares of common stock

Our existing shareholders (the “Selling Shareholders”) are offering for resale, 14,887,282 shares of common stock. The Selling Shareholders will sell the offered securities for a fixed price of $0.15 for the duration of the primary offering and may use one or more of the following methods when selling shares: (i) at a fixed price of $0.15 per share for the duration of the primary offering and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange; (ii) privately negotiated transactions; (iii) to cover short sales after the date the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission; (iv) a combination of any such methods of sale; and (v) any other method permitted pursuant to applicable law.

Our common stock is currently quoted on the OTCBB under the symbol “LOTE.OB”. On November 26, 2013, the closing price of our common stock was $0.0699 per share.

This prospectus covers the resale offering by the Selling Shareholders of 14,887,282 shares of common stock. The Company is concurrently conducting a primary offering for 6,666,668 shares, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 15 BEFORE BUYING ANY SHARES OF LOT78, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

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TABLE OF CONTENTS

Page
Prospectus Summary	6
The Offering	67
Risk Factors	8
Determination of Offering Price	15
Use of Proceeds	68
Selling Shareholders	69
Plan of Distribution; Terms of the Offering	70
Description of Property	19
Description of Securities	19
Description of Our Business	20
Legal Proceedings	25
Market Price of and Dividends on the Registrant’s Common Equity And Related Stockholder Matters	26
Management’s Discussion and Analysis	28
Directors, Executive Officers, Promoters and Control Persons	34
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	37
Certain Relationships and Related Transactions	39
Legal Matters	39
Experts	39
Commission Position of Indemnification for Securities Act Liabilities	39
Where you can find more Information	40
Index to Financial Statements	41

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 14,887,282 shares of common stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	237,570,283 shares of Common Stock issued and outstanding as of November 26, 2013.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of common shares offered by them under this prospectus.

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[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "Selling Shareholders”. The Selling Shareholders acquired their shares from us in private negotiated transactions. These shares will be sold at a fixed price of $0.15 per share for the duration of the primary offering and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by each of the Selling Shareholders as of November 26, 2013 and the number of shares of common stock being offered by the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time, however, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.

		Before the Offering		After the Offering
Name of Selling Shareholder (1)	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Shareholder (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4) (5)

Common Stock
Oliver Amhurst	CEO, President, Secretary, Treasurer & Director	72,321,928	3,985,613	68,336,315	28.78%
Emma Davis	None	5,895,048	589,505	5,305,543	2.23%
David Hardcastle	None	39,856,128	3,985,613	35,870,515	15.13%
Iceberg Investment Management	None	9,565,512	956,551	8,608,961	3.63%
Banque Benedict Hentsch & CIE SA	None	2,390,000	2,390,000	0	0%
Bhatia Investment Holdings Limited	None	200,000	200,000	0	0%
Charles Riachy	None	200,000	200,000	0	0%
Vanessa Sinclair	None	340,000	340,000	0	0%
Vincent Lam	None	2,000,000	2,000,000	0	0%
Asgherali Gulamhussein	CFO & Director	150,000	150,000	0	0%
Cressida Investments	None	90,000	90,000	0	0%

  None of the Selling Shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.
  Includes shares of common stock for which the Selling Shareholder has the right to acquire beneficial ownership within 60 days.
  This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.
  Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.
  Based on 237,570,283 shares of Common stock issued and outstanding as of November 26, 2013.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Selling Shareholders may sell some or all of their shares at a fixed price of $0.15 per share for the duration of the primary offering and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	a combination of any such methods of sale.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the Selling Shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our ordinary shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

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PROSPECTUS

LOT78, INC.

65 Alfred Road

Studio 209

London W2 5EU

14,887,282 shares of common stock

____________________, 2013

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

71

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$416.42
Audit Fees and Expenses	$15,000.00
Legal Fees and Expenses	$40,000.00
Transfer Agent and Registration Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$56,920.00*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (“NRS”) and the Articles of Incorporation of the Company.

Articles of Incorporation

Our Articles of Incorporation provide that officers and directors shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as an officer or director. However, that does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On July 22, 2008, the Company issued 4,750,000 shares of common stock to its sole officer and director at $0.001 per share for total cash consideration of $4,750. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

II-1

On April 23, 2009, the Company issued 150,000 shares of common shares at $0.04 per share for total cash consideration of $6,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On April 6, 2010, the Company issued an aggregate of 200,000 shares of common stock to various stockholders at $0.025 per share for total cash consideration of $5,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On May 12, 2011, the Company issued an aggregate of 25,000,000 shares of common stock to various stockholders at $0.31 per share.  The shares were issued as repayment of $25,000 of principal due to the stockholders and $7,725,000 as finance cost.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On May 12, 2011, the Company issued 48,388 shares of common stock to Eden Clark, the former President, CEO and CFO of the Company, at $0.31 per share as compensation for services rendered valued at $15,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On April 27, 2012, Company issued 15,000,000 shares of common stock at $0.13 per share to Eden Clark, the former President, CEO and CFO of the Company and 15,000,000 shares of common stock at $0.13 per share to Patrick DeBlois, the former Secretary of the Company, for services rendered from February 1, 2012 to July 31, 2012. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On February 4, 2013, pursuant to that certain Share Exchange Agreement with Anio Limited, a limited liability company established under the laws of the United Kingdom, which conducts its primary line of business under the name Lot78, Inc. (“Lot78”), the shareholders of Lot78 (the “Lot78 Shareholders”), and the controlling stockholders of the Company (the “Bold Controlling Stockholders”), the Company issued 31,909,654 restricted shares of the Company’s common stock to the Lot78 Shareholders in exchange for 11,510 shares of common stock of Lot78 from the Lot78 Shareholders. The shares issued to the Lot78 Shareholders were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On April 9, 2013, the Company issued 400,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $100.000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On May 16, 2013, the Company issued 560,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $140,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On June 5, 2013, the Company issued 200,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $50,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On June 7, 2013, the Company issued 200,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $50,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On July 4, 2013, the Company issued 340,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $85,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On July 9, 2013, the Company issued 90,000 shares of common stock to a shareholder for services rendered to the Company.

II-2

On July 10, 2013, the Company issued 2,000,000 shares of common stock at $0.25 per share pursuant to a private placement subscription offering for a total purchase price of $500,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On July 29, 2013, the Company issued 150,000 shares of common stock to our Chief Financial Officer and Director, Asgherali Gulamhussein, for services rendered to the Company as Chief Financial Officer. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On July 31, 2013, the Company issued 150,000 shares of common stock to a shareholder for services rendered to the Company. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On November 20, 2013, the Company issued 166,667 shares of common stock to a shareholder for services rendered to the Company. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

The Company did not use any underwriters with respect to the foregoing sales of its common stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

II-3

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description	Filed

2.1	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, Anio Limited and the shareholders of Anio Limited dated November 12, 2012	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 27, 2008	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
3.1(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 14, 2011	Filed with the SEC on December 20, 2012 as part of our Quarterly Report on Form 10-Q.
3.1(c)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 31, 2013	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.1(d)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on May 22, 2013	Filed herewith.
3.2	Bylaws	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
5.1	Opinion of Zouvas Law Group, PC	Filed herewith.
10.1	Supply Terms and Conditions	Filed with the SEC on July 19, 2013 as part of our Current Report on Form 8-K.
10.2	Unsecured Senior Convertible Promissory Note, effective August 30, 2013, by and between Lot78, Inc. and Banque Benedict Hentsch & Cie SA.	Filed with the SEC on September 4, 2013 as part of our Current Report on Form 8-K.
10.3	Unsecured Senior Convertible Promissory Note, effective September 9, 2013, by and between Lot78, Inc. and Monument Assets & Resources Company Ltd	Filed with the SEC on September 11, 2013 as part of our Current Report on Form 8-K.
16.1	Letter to the SEC from De Joya, Griffith & Company LLC dated November 19, 2012	Filed with the SEC on November 19, 2012 as part of our Current Report on Form 8-K.
21.1	List of Subsidiaries	Filed herewith.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Zouvas Law Group, PC (included in Exhibit 5.1)	Filed herewith.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of November, 2013.

LOT78, INC.

/s/ Oliver Amhurst

By: Oliver Amhurst

Title: President and Chief Executive Officer

/s/ Asgherali Gulamhussein

By: Asgherali Gulamhussein

Title: Principal Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Oliver Amhurst	Director	November 29, 2013
By: Oliver Amhurst

/s/ Asgherali Gulamhussein	Director	November 29, 2013

By: Asgherali Gulamhussein

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EXHIBIT INDEX

Exhibit Number	Description	Filed

2.1	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, Anio Limited and the shareholders of Anio Limited dated November 12, 2012	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 27, 2008	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
3.1(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 14, 2011	Filed with the SEC on December 20, 2012 as part of our Quarterly Report on Form 10-Q.
3.1(c)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 31, 2013	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.1(d)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on May 22, 2013	Filed herewith.
3.2	Bylaws	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
5.1	Opinion of Zouvas Law Group, PC	Filed herewith.
10.1	Supply Terms and Conditions	Filed with the SEC on July 19, 2013 as part of our Current Report on Form 8-K.
10.2	Unsecured Senior Convertible Promissory Note, effective August 30, 2013, by and between Lot78, Inc. and Banque Benedict Hentsch & Cie SA.	Filed with the SEC on September 4, 2013 as part of our Current Report on Form 8-K.
10.3	Unsecured Senior Convertible Promissory Note, effective September 9, 2013, by and between Lot78, Inc. and Monument Assets & Resources Company Ltd	Filed with the SEC on September 11, 2013 as part of our Current Report on Form 8-K.
16.1	Letter to the SEC from De Joya, Griffith & Company LLC dated November 19, 2012	Filed with the SEC on November 19, 2012 as part of our Current Report on Form 8-K.
21.1	List of Subsidiaries	Filed herewith.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Zouvas Law Group, PC (included in Exhibit 5.1)	Filed herewith.